Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-107322, and 333-125977) of Toyota Motor Corporation of our report dated June 23, 2005 relating to the financial statements, which appears in this Form 20-F.

/s/    CHUOAOYAMA PRICEWATERHOUSECOOPERS

Nagoya, Japan

June 23, 2005